SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR (g) OF THE
SECURITIES EXCHANGE ACT OF 1934

Eagle Financial Bancorp, Inc.
(Exact Name of Registrant as Specified in Its Charter)

Maryland	82-1340349
(State of incorporation or organization)	(I.R.S. Employer Identification No.)

6415 Bridgetown Road, Cincinnati, Ohio	45248
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Common Stock, $0.01 par value	The NASDAQ Stock Market, LLC
(Title of each class to be registered)	(Name of each exchange on which
each class is to be registered)

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box.  ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box. 

Securities Act registration statement file number to which this form relates: 333-216576

Securities to be registered pursuant to Section 12(g) of the Act:

N/A
(Title of class)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company [X]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Item 1.  Description of Registrant's Securities to be Registered.

For a description of the Registrant's securities, reference is made to "Description of Capital Stock of Eagle Financial Bancorp, Inc.," "Our Dividend Policy" and "Market for the Common Stock" in the Registrant's Registration Statement on Form S-1 (File No. 333-216576), initially filed with the SEC on March 9, 2017 and amended on April 28, 2017 and May 10, 2017 (the "Form S-1"), which is hereby incorporated by reference.  For a description of the provisions of the Registrant's Articles of Incorporation and Bylaws that may render a change in control of the Registrant more difficult, reference is made to "Restrictions on Acquisition of Eagle Financial Bancorp, Inc." and "Description of Capital Stock of Eagle Financial Bancorp, Inc." in the Registrant's Prospectus.

Item 2.  Exhibits.

1.	Registration Statement on Form S-1 (Registration Number 333-216576) initially filed with the SEC on March 9, 2017 and amended on April 28, 2017 and May 10, 2017 (the "Form S-1").

2.	Articles of Incorporation (incorporated by reference to Exhibit 3.1 of the Form S-1).

3.	Bylaws (incorporated by reference to Exhibit 3.2 of the Form S-1).

4.	Specimen Stock Certificate (incorporated by reference to Exhibit 4 of the Form S-1).

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

EAGLE FINANCIAL BANCORP, INC.
Date: July 20, 2017	By: /s/ Gary J. Koester
Gary J. Koester
President and Chief Executive Officer